UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 18, 2019

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WD-40 COMPANY

(Exact Name of Registrant as specified in its charter)

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Delaware (State or other jurisdiction of incorporation or organization)	000-06936 (Commission File Number)	95-1797918 (I.R.S. Employer Identification Number)

9715 Businesspark Avenue, San Diego, California 92131 (Address of principal executive offices, with zip code)

(619) 275-1400 (Registrant’s telephone number, including area code)

n/a (Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

ITEM 5.02.	Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 19, 2019 the Board of Directors of the Company announced that Ms. Anne G. Saunders was elected as a director of WD-40 Company. This change was effective March 18, 2019.

Ms. Saunders most recently served as president, U.S. of nakedwines.com.  Ms. Saunders’ functional expertise spanning all channels of marketing strategy and brand management as well as her extensive public company board experience provide valuable experience to the WD-40 Company Board of Directors.

Ms. Saunders has held key executive positions at companies including FTD Companies, Inc., Redbox Automated Retail, LLC., Starbucks, Bank of America, Knowledge Universe (now known as KinderCare Education), eSociety and AT&T.  Ms. Saunders currently serves as a director of Swiss Water Decaffeinated Coffee Inc. and Nautilus, Inc. She received her Bachelor of Art’s degree from Northwestern University and her Master’s in Business Administration from Fordham Business School.

Ms. Saunders was elected to fill a vacancy on the Board of Directors created by approval of a contemporaneous resolution to increase the authorized number of directors from nine to ten. Ms. Saunders has been appointed to serve as a member of the Audit Committee and the Corporate Governance Committee of the Board of Directors.

For her service as a director from the date of her election to the next annual meeting of stockholders, Ms. Saunders is entitled to compensation in accordance with the terms of the WD-40 Directors’ Compensation Policy and Election Plan adopted by the Company’s Board of Directors on October 8, 2018. Accordingly, Ms. Saunders has received a restricted stock unit (“RSU”) award covering 405 shares of the Company’s common stock, which has a fair market value of $69,943.50 as of the March 18, 2019 award grant date. The RSU award is fully vested and provides for the issuance of 405 shares of the Company’s common stock to Ms. Saunders following her termination of service as a director. Until issuance of the RSU shares, the RSUs awarded will be entitled to receive dividend equivalent payments with respect to the RSUs, payable in cash as and when dividends are declared upon the Company’s common stock. In accordance with the WD-40 Directors’ Compensation Policy and Election Plan, Ms. Saunders is also entitled to receive annual base compensation for service as a director until the next annual meeting of stockholders in the amount of $54,000. As a member of the Audit Committee and the Corporate Governance Committee, Ms. Saunders will receive additional cash compensation of $8,000 and $4,000, respectively, for her service on each committee until the next annual meeting of stockholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WD-40 Company
(Registrant)

Date: March 22, 2019	/s/ JAY W. REMBOLT
Jay W. Rembolt
Vice President, Finance
Treasurer and Chief Financial Officer